UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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VISTAPRINT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 8, 2006

Dear Fellow Shareholder:

I am pleased to invite you to attend the 2006 Annual General Meeting of Shareholders of VistaPrint Limited to be held on Tuesday, November 14, 2006 at the offices of Appleby Hunter Bailhache, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda. For convenience, shareholders may also attend the annual meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, USA. The annual meeting will commence at 12:00 pm (Bermuda local time)/11:00 a.m. (Boston local time).

At the annual meeting, we expect to consider and act upon the following matters:

(1)	To elect two members to our Board of Directors to serve as Class I directors for a term of three years;

(2)	To ratify and approve the appointment of Ernst & Young LLP as the independent registered public accounting firm of VistaPrint Limited for the fiscal year ending June 30, 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual General Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the enclosed proxy card regarding each of your voting options.

Thank you for your ongoing support of and continued interest in VistaPrint.

Sincerely,

ROBERT S. KEANE

President, Chief Executive Officer and

Chairman of the Board

VISTAPRINT LIMITED

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

NOTICE OF 2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On November 14, 2006

The 2006 Annual General Meeting of Shareholders of VistaPrint Limited, which is referred to herein as the annual meeting or the meeting, will be held on Tuesday, November 14, 2006, at the offices of Appleby Hunter Bailhache, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda. For convenience, shareholders may attend the meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, USA. The annual meeting will commence at 12:00 pm (Bermuda local time)/11:00 a.m. (Boston local time) and the following matters will be considered and acted upon at the annual meeting:

(1)	To elect two members to our Board of Directors to serve as Class I directors for a term of three years;

(2)	To ratify and approve the appointment of Ernst & Young LLP as the independent registered public accounting firm of VistaPrint Limited for the fiscal year ending June 30, 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on September 27, 2006 are entitled to vote at the annual meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the annual meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You can also submit your proxy to vote your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card. Your prompt response is necessary to assure that your shares are represented at the annual meeting. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by following the procedures described in the accompanying proxy statement.

All shareholders are cordially invited to attend the annual meeting.

By order of the Board of Directors,

APPLEBY CORPORATE SERVICES (BERMUDA) LTD.

Assistant Secretary

Hamilton, Bermuda

October 6, 2006

VISTAPRINT LIMITED

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

November 14, 2006

This proxy statement contains information about the 2006 Annual General Meeting of Shareholders of VistaPrint Limited, which we refer to in this proxy statement as the annual meeting or the meeting. The annual meeting will be held on Tuesday, November 14, 2006, at the offices of Appleby Hunter Bailhache, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda, and, for convenience, shareholders may attend the annual meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, USA, commencing at 12:00 pm (Bermuda local time)/11:00 a.m. (Boston local time).

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VistaPrint Limited, which is also referred to as VistaPrint or the Company in this proxy statement, for use at the annual meeting and at any adjournment of the annual meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the matters set forth in the notice of the annual meeting. A shareholder may revoke any proxy at any time before it is exercised by giving our Secretary written notice to that effect either before or at the annual meeting, signing and submitting another proxy with a later date or by attending the meeting in person and voting its shares.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 is being mailed to shareholders with the mailing of the Notice of Annual General Meeting and this proxy statement on or about October 6, 2006.

A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 as filed with the United States Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written request to VistaPrint Limited, c/o VistaPrint USA, Incorporated, Attention: Investor Relations, 100 Hayden Avenue, Lexington, MA 02421.

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will consider and vote on the following matters:

1. The election of two members to our Board of Directors to serve as Class I directors for a term of three years.

2. The ratification and approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007.

3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Who can vote?

To be able to vote, you must have been a shareholder of record at the close of business on September 27, 2006. This date is the record date for the annual meeting.

Shareholders of record at the close of business on September 27, 2006 are entitled to vote on each proposal at the annual meeting. The number of outstanding common shares entitled to vote on each proposal at the meeting is 41,856,417.

How many votes do I have?

Each common share of VistaPrint that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and submit your proxy so your vote is cast as soon as possible.

How do I vote?

You may deliver your proxy to vote your shares in one of the following three ways or you may vote in person at the annual meeting.

You may vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR Proposals 1 and 2.

You may submit your proxy to vote over the Internet. If you have Internet access, you may submit your proxy to vote your shares from any location in the world by following the “Submit Your Proxy to Vote-by-Internet” instructions set forth on the enclosed proxy card.

You may submit your proxy to vote by telephone. You may submit your proxy to vote your shares by following the “Submit Your Proxy to Vote-by-Telephone” instructions set forth on the enclosed proxy card.

You may vote in person. If you attend the meeting at either location set forth in the accompanying Notice of Annual General Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card or after I have submitted my proxy to vote my shares over the Internet or by telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing and delivering another proxy with a later date;

•	giving our Secretary written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on November 14, 2006. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the annual meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in the accompanying Notice of Annual General Meeting, a quorum consists of at least two shareholders present in person or by proxy and holding or representing more than a majority of the outstanding shares entitled to vote, or at least 20,926,210 shares.

Common shares represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the annual meeting for that proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

For each of the proposals being considered at the annual meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast. There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. Abstentions and broker “non-votes” are not counted as votes cast and will not affect the voting results on any proposals. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be elected and the position on the Board of Directors that would have been filled by the director nominee will become vacant. The Board of Directors has the ability to fill any vacancy upon the recommendation of its Nominating and Corporate Governance Committee.

How will votes be counted?

Each common share will be counted as one vote according to the instructions contained on a proper proxy, whether submitted by mail, over the Internet or by telephone, or on a ballot voted in person at the annual meeting. Shares will not be voted in favor of a proposal if either (1) the shareholder abstains from voting on a particular matter, or (2) the shares are broker non-votes.

Who will count the votes?

The votes will be counted, tabulated and certified by Automatic Data Processing. A representative of Automatic Data Processing will be present at the annual meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP in Boston, Massachusetts and will serve as the inspector of elections at the meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

FOR the election of George Overholser and John J. Gavin, Jr. to serve as Class I directors on the Board of Directors, each for a term of three years; and

FOR the ratification and approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007.

Will any other business be conducted at the meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether you submit your proxy by mail, through the Internet or by telephone, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007, which we expect to file with the Securities and Exchange Commission in February 2007.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2007 annual general meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2007 annual general meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2007 Annual General Meeting of Shareholders at our registered offices in Hamilton, Bermuda as set forth below no later than June 8, 2007.

Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of our outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.

Any proposals, nominations or notices should be sent to:

Secretary, VistaPrint Limited

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

With a copy to:

General Counsel

VistaPrint USA, Incorporated

100 Hayden Avenue

Lexington, MA 02421

USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We are initially soliciting these proxies by mail and e-mail, but our directors, officers and selected other employees may also solicit proxies by telephone, e-mail or by other means of communication without additional remuneration. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common shares that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 is available on our website at www.vistaprint.com. If you would like a copy of our Annual Report, we will send you one without exhibits at no charge. Please contact:

VistaPrint Limited

c/o VistaPrint USA, Incorporated

100 Hayden Avenue

Lexington, MA 02421

Email: investorrelations@vistaprint.com

Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement nor is it incorporated herein.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: VistaPrint Limited, c/o VistaPrint USA, Incorporated, Attention: Investor Relations Department, 100 Hayden Avenue, Lexington, MA 02421, 781-890-8434. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common shares as of August 31, 2006 by:

•	each shareholder we know to beneficially own more than 5% of our outstanding common shares;

•	each director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation”; and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)	Percent of Common Shares Beneficially Owned(3)
Executive Officers and Directors
Robert S. Keane(4)	3,172,035	7.5%
Anne Drapeau	50,000	*
Paul C. Flanagan(5)	18,250	*
Janet Holian(6)	320,099	*
Alexander Schowtka	399,702	*
Daniel Ciporin	10,000	*
John J. Gavin, Jr.	—	*
Fergal Mullen	25,365	*
Highland Capital Partners 92 Hayden Ave. Lexington, MA 02421
George Overholser	96,427	*
Louis Page(7)	1,036,200	2.5
Window to Wall Street 39 Cedar Hill Road Dover, MA 02030
Richard Riley	15,000	*
All executive officers and directors as a group (11 persons)	5,143,079	12.0

*	Less than 1%

(1)	Unless otherwise indicated, the address of each director and executive officer listed is c/o VistaPrint USA, Incorporated, 100 Hayden Avenue, Lexington, MA 02421.

(2)	For each person, the “Number of Shares Beneficially Owned” column may include common shares attributable to the person because of that person’s voting or investment power or other relationship. The number of common shares beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days of the date established for the purpose of determining ownership, including through the exercise of share options. This includes the following number of common shares issuable upon exercise of outstanding share options which may be exercised on or before 60 days after August 31, 2006: Mr. Keane, 361,875 shares; Ms. Drapeau, 50,000 shares; Mr. Flanagan, 18,250 shares; Ms. Holian, 244,037 shares; Mr. Schowtka, 380,728 shares; Mr. Ciporin, 10,000 shares; Mr. Overholser, 22,500 shares; Mr. Riley, 15,000 shares; and all executive officers and directors as a group, 1,102,390 shares. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	The percentage ownership for each shareholder on August 31, 2006 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) the number of common shares outstanding on August 31, 2006 plus any shares acquirable (including share options exercisable) within 60 days after August 31, 2006 by the shareholder.

(4)	Includes an aggregate of (i) 2,581,975 shares held by family trusts established for the benefit of Mr. Keane and/or members of his immediate family (the “Trusts”); (ii) 227,185 shares held jointly with Mr. Keane’s spouse; and (iii) 1,000 shares held by a charitable entity established by Mr. Keane and his spouse. Voting and investment power with respect to the common shares in the Trusts is held by trustees other than Mr. Keane or his spouse, who do not have such rights. Voting and investment power with respect to the shares held jointly by Mr. Keane and his spouse and by the charitable entity is shared by Mr. Keane and his spouse. Mr. Keane disclaims beneficial ownership of the shares held by the Trusts and the charitable entity except to the extent of his pecuniary interest therein.

(5)	Mr. Flanagan resigned from his employment with VistaPrint on July 3, 2006.

(6)	Includes 72,062 shares held by trusts established by Ms. Holian’s spouse. Ms. Holian disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(7)	Includes 1,032,200 shares held by Window to Wall Street Inc. and 4,000 shares held in custodial accounts for the benefit of Mr. Page’s minor children. Mr. Page is president of Window to Wall Street Inc. Mr. Page disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common shares to file with the SEC initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of copies of reports filed with the SEC, we do not believe that there are currently any beneficial owners of more than ten percent of our common shares.

Based solely on our review of copies of reports filed by our directors and executive officers with the SEC or written representations from such persons pursuant to Item 405 of Regulation S-K, we believe that during the fiscal year ended June 30, 2006, all filings required to be made by our directors and executive officers pursuant to Section 16(a) with respect to VistaPrint Limited securities were made in accordance with Section 16(a), except that one of our directors, Louis Page, failed to file a timely report on Form 4 to reflect the sale of 25,272 common shares on May 12, 2006. Such Form 4 was filed on May 17, 2006.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board of Directors currently consists of seven members, three of whom are Class I directors (with terms expiring at the annual meeting), two of whom are Class II directors (with terms expiring at the 2007 annual general meeting), and two of whom are Class III directors (with terms expiring at the 2008 annual general meeting).

The Nominating and Corporate Governance Committee of the Board of Directors has recommended to the Board of Directors, and the Board of Directors has nominated, George Overholser and John J. Gavin, Jr. for election as Class I directors at the annual meeting. Messrs. Gavin and Overholser currently serve as Class I directors. Mr. Overholser has been a director since July 2004 and has been Deputy Chairman of our Board of Directors since October 2004, and Mr. Gavin has been a director since August 2006. Fergal Mullen, who currently serves as a Class I director, will not seek re-election at the annual meeting. We will have a vacancy on the Board of Directors as a result of Mr. Mullen’s determination not to seek re-election. Pursuant to our Amended and Restated Bye-Laws, this vacancy may be filled in the future by the vote of a majority of our remaining directors.

The persons named in the enclosed proxy card will vote to elect Messrs. Overholser and Gavin as Class I directors, unless you withhold authority to vote for the election of either or both nominees by marking the proxy card (whether executed by you or submitted through the Internet or by telephone) to that effect. Each of the nominees has indicated his willingness to serve if elected. However, if either or both of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors or our Board of Directors may reduce the number of directors.

The following paragraphs provide information as of the date of this proxy statement about each member of our Board of Directors, including the nominees for Class I directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he serves as a director. Information about the number of common shares beneficially owned by each director appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships among any of the directors and executive officers of VistaPrint. No arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominees for Class I Directors (Terms Expire at the 2009 Annual General Meeting)

GEORGE OVERHOLSER, Director since July 2004

Mr. Overholser, age 46, has served as a Principal of North Hill Ventures, a venture capital firm, since founding the firm in 1999. Mr. Overholser presently serves as Founder and Managing Director of NFF Capital Partners, an investment banking firm for nonprofit organizations. From 1994 to 1999, Mr. Overholser was Head of Strategy and New Business Development for Capital One, Inc., a company specializing in consumer lending.

JOHN J. GAVIN, Jr., Director since August 2006

Mr. Gavin, age 51, has been Chief Financial Officer of Navisite, Inc., a provider of information technology hosting, outsourcing and professional services, since May 2004. From January 2002 to April 2004, Mr. Gavin was a private investor. From February 2000 through December 2001, Mr. Gavin served as the Senior Vice President and Chief Financial Officer of Cambridge Technology Partners, a consulting firm, which was acquired by Novell, Inc. Prior to his work at Cambridge Technology Partners, Mr. Gavin spent twelve years at Data General Corporation, a manufacturer of computing equipment, eventually serving as Vice President and Chief

Financial Officer. Mr. Gavin also spent ten years at Price Waterhouse LLP, an accounting firm, in various accounting and audit positions including serving as Senior Manager in charge of multi-national audits. From October 2001 through April 2005, Mr. Gavin also served as a member of the board of directors and chairman of the audit committee of Ascential Software, a publicly-traded corporation and provider of integration software. Mr. Gavin is a certified public accountant.

Class II Directors (Terms Expire at the 2007 Annual General Meeting)

LOUIS PAGE, Director since September 2000

Mr. Page, age 40, has served as President and General Partner of Window to Wall Street Inc., a venture capital firm, since October 1995. Mr. Page is a chartered financial analyst.

RICHARD T. RILEY, Director since February 2005

Mr. Riley, age 50, has served as President, Chief Operating Officer and as a member of the board of directors of Lojack Corporation, a publicly-traded corporation and provider of stolen vehicle recovery technology, since February 2005. From 1997 through 2004, Mr. Riley held a variety of positions with New England Business Service, Inc., a provider of products and services to small businesses, most recently serving as Chief Executive Officer, President, Chief Operating Officer and director. Mr. Riley is a certified public accountant.

Class III Directors (Terms Expire at the 2008 Annual General Meeting)

ROBERT S. KEANE, Director since January 1995

Mr. Keane, age 43, is the founder of VistaPrint and has served as our President and Chief Executive Officer and Chairman of our Board of Directors since he founded the Company in January 1995. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an OEM manufacturer of keyboards, displays and retail kiosks used for desktop publishing, most recently as General Manager.

DANIEL CIPORIN, Director since September 2005

Mr. Ciporin, age 48, served, from January 1999 through June 2005, as the Chief Executive Officer of Shopping.com Ltd., a publicly traded comparison shopping service, and then as Chairman of Shopping.com Ltd. until its acquisition by Ebay in August 2005. Since August 2005, Mr. Ciporin has been self-employed. Prior to joining Shopping.com Ltd., Mr. Ciporin served as Senior Vice President of MasterCard International, responsible for global debit services. Mr. Ciporin is also a member of the board of directors of Primedia Inc., a target media company.

The Board of Directors recommends that you vote FOR the election of Messrs. Overholser and Gavin as Class I directors.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that VistaPrint is managed for the long-term benefit of its shareholders. The Board of Directors has adopted corporate governance guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of our Company and our shareholders. These guidelines, which provide a framework for the conduct of the Board of Director’s business, provide, among other things, that:

•	the principal responsibility of the directors is to oversee our management, including reviewing and approving fundamental operating, financial and other corporate plans, strategies and objectives, evaluating the performance of the Company and its executive officers and requiring, approving and implementing senior executive officer succession plans;

•	a majority of the members of the Board of Directors shall be independent directors;

•	the independent directors shall meet at least twice a year in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board of Directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

You can access the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics at www.vistaprint.com or by writing to:

Investor Relations Department

VistaPrint USA, Incorporated

100 Hayden Avenue

Lexington, MA 02421

Email: investorrelations@vistaprint.com

Determination of Independence

Under Nasdaq rules, directors only qualify as “independent directors” if, in the opinion of our Board of Directors, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of Daniel Ciporin, John J. Gavin, Jr., Fergal Mullen, George Overholser, Louis Page or Richard Riley has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Candidates

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest and the ability to act in the interests of all shareholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, VistaPrint Limited, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, with a copy to General Counsel, VistaPrint USA, Incorporated, 100 Hayden Avenue, Lexington, MA 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board of Directors’ primary responsibility is to oversee the management of VistaPrint and, in so doing, serve the best interests of the Company and its shareholders. Subject to oversight by the Nominating and Corporate Governance Committee, the Board of Directors selects, evaluates and provides for the succession of executive officers and the Board of Directors nominates for election at annual general shareholder meetings individuals to serve as directors of VistaPrint and elects individuals to fill any vacancies on the Board of Directors to the extent not filled by shareholders in general meetings. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on VistaPrint. Management keeps the directors informed of Company activity through regular written reports and presentations at Board of Directors and committee meetings.

The Board of Directors met four times in fiscal 2006. During fiscal 2006, each of our directors who served as a director during fiscal year 2006 attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such director was a member during the period of time which he served on such committee. The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Keane is the only director who is an employee of VistaPrint and he does not participate in any meeting at which his compensation is evaluated. All members of all committees are non-employee directors and the Board of Directors has determined that all of the members of our three standing committees are independent as defined under the rules of the Nasdaq Stock Market, and, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act.

Our Board of Directors appoints, on a rotating basis, an independent director to serve as chairman of all executive sessions of the independent directors of the Company.

Our Corporate Governance Guidelines, which were adopted in connection with our initial public offering, set forth our policy that directors should attend annual general meetings of shareholders. None of our directors attended our 2005 annual general meeting of shareholders, which was held prior to our initial public offering.

Audit Committee

The current members of our Audit Committee are Messrs. Gavin (Chair), Ciporin and Riley. Mr. Page served as Chairman of the Audit Committee from September 2000 until Mr. Gavin’s appointment to the Committee in August 2006 and Mr. Mullen served on the Audit Committee from August 2003 through July 2005. The Board of Directors has determined that Mr. Gavin qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing our independent registered public accounting firm, subject to shareholder ratification and approval;

•	approving the compensation of, and assessing the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing policies for the receipt and retention of accounting related complaints and concerns;

•	in conjunction with our Chief Executive Officer, evaluating the performance of our Chief Financial Officer;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee report included in this proxy statement.

The Audit Committee met eight times during fiscal 2006. The charter of the Audit Committee is attached to this proxy statement as Appendix A.

Compensation Committee

The current members of the Compensation Committee are Messrs. Overholser and Mullen. Mr. Page will be appointed to the Compensation Committee to replace Mr. Mullen. The Compensation Committee’s responsibilities include:

•	coordinating an annual review and approval by the Board of Directors of corporate goals and objectives relevant to the Chief Executive Officer’s performance;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

The Compensation Committee met three times during fiscal 2006.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Ciporin and Riley. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become Board of Directors members;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;

•	reviewing and making recommendations to the Board of Directors with respect to Chief Executive Officer succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing an annual evaluation of the Board of Directors.

The Nominating and Corporate Governance Committee met three times during fiscal 2006.

Communicating with the Independent Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to:

Board of Directors

c/o Secretary

VistaPrint Limited

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

Report of the Audit Committee

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee has reviewed VistaPrint’s audited consolidated financial statements for the fiscal year ended June 30, 2006 and has discussed these financial statements with VistaPrint’s management and independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, VistaPrint’s independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent registered public accounting firm its independence from VistaPrint. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters,” of which there were none during fiscal year 2006, is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in VistaPrint’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006. The Audit Committee and Board of Directors also have appointed, subject to ratification and approved by the shareholders, Ernst & Young LLP as VistaPrint’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

Audit Committee of the Board of Directors

John J. Gavin, Jr., Chairman

Daniel Ciporin

Richard J. Riley

Directors’ Compensation

Mr. Keane was the only director during fiscal 2006 that was also an employee of VistaPrint and his compensation is included in the Summary Compensation Table under the heading “Executive Officer Compensation” on page 19. The following is a summary of the compensation paid to non-employee directors.

Fees

Each non-employee director receives an annual cash retainer of $12,000 per year, payable in quarterly installments, plus $3,000 for each regularly scheduled meeting of the Board of Directors that the director physically attends and $3,000 annually for each committee on which the director serves. Mr. Fergal Mullen, although a non-employee director, has elected not to be paid any such compensation. Non-employee directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Share Options

Non-employee directors are eligible to participate in the VistaPrint Limited 2005 Non-Employee Directors’ Share Option Plan. Pursuant to this plan, each non-employee director who joins the Board of Directors is eligible to receive a share option to purchase a number of common shares with a fair value equal to $150,000, up to a maximum of 50,000 shares, upon his or her initial appointment or election to the Board of Directors. All non-employee directors are also eligible to receive a share option to purchase a number of common shares with a fair value equal to $50,000, up to a maximum of 12,500 shares, at each year’s annual general meeting at which he or she serves as a director beginning with this annual meeting. The fair value of each share option is determined by the Board of Directors using a generally accepted option pricing valuation methodology, such as the Black-Scholes model or binomial method, with such modifications as it may deem appropriate to reflect the fair value of the share options. Options granted under this plan vest at a rate of 8.33% per quarter so long as the optionholder continues to serve as a director of VistaPrint Limited on such vesting date. Each option terminates upon the earlier of ten years from the date of grant or three months after the optionee ceases to serve as a director. The exercise price of these options is the fair market value of VistaPrint Limited’s common shares on the date of grant. In accordance with this plan, upon his initial appointment to the Board of Directors on August 21, 2006, Mr. Gavin received an option to purchase 12,018 common shares at an exercise price of $24.32 per share.

Certain Relationships and Related Transactions

Supply Relationship with Mod-Pac Corporation

As of June 30, 2005, we purchased the majority of our printed products for our North American customer orders from Mod-Pac Corporation. The chairman of the board of Mod-Pac is Kevin Keane and the chief executive officer of Mod-Pac is Daniel Keane, the father and brother, respectively, of Robert S. Keane, our chief executive officer. On July 2, 2004, we entered into a termination agreement with Mod-Pac that effectively terminated all then existing supply agreements with Mod-Pac as of August 30, 2004. Pursuant to the termination agreement, we paid Mod-Pac a one-time $22.0 million termination fee. On the same date, we entered into a new supply agreement with Mod-Pac which became effective August 30, 2004. Under the new supply agreement, Mod-Pac retained the exclusive supply right for products shipped in North America through August 30, 2005. The cost of printing and fulfillment services in effect prior to the termination agreement reflected Mod-Pac’s actual costs plus 33%. The cost of these services under the new supply agreement was based on a fixed price per product. This fixed pricing methodology effectively reduced the price we paid per product to costs of production plus 25%. We further amended the new supply agreement in April 2005 to permit us to manufacture products destined for North American customers in exchange for the payment of a fee to Mod-Pac for each unit shipped. The fee paid to Mod-Pac varied based upon the type of product we manufactured and shipped into North America and was calculated based on the fixed labor and overhead component of each product that we would have paid to Mod-Pac had they produced the product for us. The new supply agreement expired on August 30, 2005. In the fiscal year ended June 30, 2006, we purchased goods and services from Mod-Pac having a value of $3.3 million.

We believe all of our arrangements with Mod-Pac were on terms at least as favorable to us as we would expect to obtain from an unrelated third party.

Investor Rights Agreement

Prior to our initial public offering in September 2005, we entered into a third amended and restated investor rights agreement with certain holders of our preferred and common shares. Upon the completion of the initial public offering, all of our outstanding preferred shares automatically converted into common shares. Pursuant to the terms of the third amended and restated investor rights agreement, holders of at least 40% of the common shares having registration rights may demand that we register all or a portion of their common shares having an aggregate offering price of at least $3,000,000 for sale under the Securities Act of 1933. We are required to affect only two of these registrations. However, if at any time we become eligible to file a Registration Statement on Form S-3, or any successor form, or on or after the three years following the closing of our initial public offering, various holders of the common shares having registration rights may make unlimited requests for us to effect a registration on such forms of their common shares having an aggregate offering price of at least $1,000,000, provided that we may not be required to effect more than two of these registrations in any twelve month period.

In addition, if at any time after our initial public offering we register any common shares, either for our own account or for the account of other security holders, the holders of registration rights are entitled to notice of the registration and to include all or a portion of their common shares in the registration. The following related parties have, directly or indirectly, registration rights:

Number of Registerable Common Shares Held as of August 31, 2006
Robert Keane	2,810,160
Louis Page	1,036,200
George Overholser	60,827

The registerable common shares attributable to Robert Keane include an aggregate of 2,581,975 shares held by family trusts established for the benefit of Mr. Keane and/or members of his immediate family; 227,185 shares held jointly with Mr. Keane’s spouse; and 1,000 shares held by a charitable entity established by Mr. Keane and his spouse. The registerable common shares attributable to Louis Page include 1,032,200 shares held by Window to Wall Street Inc., of which Mr. Page is president, and 4,000 shares held in custodial accounts for the benefit of Mr. Page’s minor children.

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information

Brief biographies of our executive officers as of October 2, 2006 follow. You will find information about their beneficial ownership of common shares on page 7.

Robert S. Keane President, Chief Executive Officer and Chairman	Mr. Keane is the founder of VistaPrint and has served as our President and Chief Executive Officer and Chairman of our Board of Directors since he founded the Company in January 1995. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an OEM manufacturer of keyboards, displays and retail kiosks used for desktop publishing, most recently as General Manager. Mr. Keane earned an A.B. in economics from Harvard College in 1985 and his M.B.A. from INSEAD in Fontainebleau, France in 1994. Mr. Keane is 43 years old.

Anne S. Drapeau Executive Vice President and Chief People Officer, VistaPrint USA, Incorporated	Ms. Drapeau has served as Executive Vice President and Chief People Officer of VistaPrint USA, Incorporated, our wholly-owned subsidiary, since September 2005. From March 1997 to August 2005, Ms. Drapeau held management positions at Digitas, Inc., a marketing and technology professional services firm, most recently serving as Executive Vice President and Chief People Officer. Before joining Digitas, Ms. Drapeau held a variety of strategy and management positions at FTD, Inc., PepsiCo, Inc. and JP Morgan. Ms. Drapeau earned a B.S. in chemical engineering from Bucknell University in 1988 and an M.B.A. from the Amos Tuck School at Dartmouth College in 1992. Ms. Drapeau is 40 years old.

Harpreet Grewal Executive Vice President and Chief Financial Officer, VistaPrint USA, Incorporated	Mr. Grewal has served as Executive Vice President and Chief Financial Officer of VistaPrint USA, Incorporated since October 2, 2006. From August 2002 to September 2006, Mr. Grewal was Chief Financial Officer of Goldensource Corporation, a provider of enterprise data management solutions. Prior to joining Goldensource, from July 1999 to August 2002, Mr. Grewal was Chief Financial Officer of eGain Communications, a provider of customer service and contact center software. From 1996 to 1999, Mr. Grewal held a number of finance positions at PepsiCo, Inc. Mr. Grewal earned a B.A. in economics from the University of California – Berkley in 1988 and an M.A. in international relations from John Hopkins University in 1994. Mr. Grewal is 40 years old.

Janet Holian Executive Vice President and Chief Marketing Officer, VistaPrint USA, Incorporated	Ms. Holian has served as Executive Vice President and Chief Marketing Officer of VistaPrint USA, Incorporated since she joined us in July 2000. From January 1999 to June 2000, Ms. Holian served as Vice President, Corporate Marketing at Andover.Net, a Linux and Open Source technology portal. Prior to joining Andover.Net, Ms. Holian held the positions of Vice President of Marketing at PersonalAudio, Inc. and Director of Worldwide Marketing at MicroTouch Systems Inc. Ms. Holian earned her B.A. in economics and business from Westfield State College in 1981 and completed the Tuck Executive Program at the Amos Tuck School of Business at Dartmouth College in 1995. Ms. Holian is 46 years old.

Alexander Schowtka Executive Vice President and Chief Operating Officer, VistaPrint USA, Incorporated	Mr. Schowtka has served as Executive Vice President of VistaPrint USA, Incorporated since he joined us in January 2000 and, since March 2004, he has held the position of Chief Operating Officer. From March 1990 to December 1999, Mr. Schowtka was with Accenture Ltd., a management consulting firm, most recently as a partner in Accenture’s financial services practice. Mr. Schowtka earned his M.S. in computer science from Hamburg University in Germany in 1990 and his M.B.A. from INSEAD in Fontainebleau, France in 1994. Mr. Schowtka is 43 years old.

Executive Officer Compensation

Summary Compensation

The following table contains certain information about the compensation for each of the last three fiscal years of our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers on June 30, 2006:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Number of Securities Underlying Options(2)
Robert S. Keane President, Chief Executive Officer and Chairman	2006 2005 2004	315,000 315,000 300,000	460,000 310,000 143,725	1,392 7,542 11,392	— 700,000 150,000

Anne S. Drapeau(3) Executive Vice President and Chief People Officer	2006 2005 2004	169,468 — —	198,480 — —	— — —	200,000 — —

Paul C. Flanagan(4) Former Executive Vice President and Chief Financial Officer	2006 2005 2004	210,000 200,000 70,512	240,000 93,000 20,818	6,300 6,140 —	— 350,000 300,000

Janet Holian Executive Vice President and Chief Marketing Officer	2006 2005 2004	210,000 200,000 177,500	240,000 110,425 63,543	6,300 6,150 9,665	— 350,000 75,000

Alexander Schowtka Executive Vice President and Chief Operating Officer	2006 2005 2004	231,000 220,000 200,000	260,000 155,000 57,490	6,300 6,150 10,000	— 350,000 75,000

(1)	Represents matching contributions under VistaPrint USA’s 401(k) deferred savings retirement plan and, in addition for Mr. Keane, payment of health club membership fees.

(2)	Each option has an exercise price equal to the fair market value of our common shares on the date of grant and generally becomes exercisable, subject to the optionee’s continued employment with us, as to 25% one year after the date of grant and 6.25% per quarter thereafter.

(3)	Ms. Drapeau joined VistaPrint in September 2005 during our 2006 fiscal year.

(4)	Mr. Flanagan joined VistaPrint in February 2004 during our 2004 fiscal year. Mr. Flanagan resigned his employment with VistaPrint on July 3, 2006.

Option/SAR Grants in Fiscal 2006

The following contains information regarding share options granted during fiscal 2006 to the executive officers named in the Summary Compensation Table. We did not grant any share appreciation rights during fiscal 2006.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price Per Share ($)(2)	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(4)
Name					5%($)	10%($)
Robert S. Keane	—	—	—	—	$—	$—
Anne S. Drapeau	200,000	18.04%	$12.00	9/29/2015	1,509,347	3,824,982
Paul C. Flanagan	—	—	—	—	—	—
Janet Holian	—	—	—	—	—	—
Alexander Schowtka	—	—	—	—	—	—

(1)	Calculated based on share options to purchase an aggregate of 1,108,382 of our common shares granted to employees during fiscal year 2006.

(2)	The exercise price per share is equal to the fair market value per share of our common shares on the date of grant. The exercise price for the option granted to Ms. Drapeau on September 29, 2005 was based upon the initial public offering price of our common shares on such date.

(3)	Option becomes exercisable, subject to the optionee’s continued employment with us, as to 25% on September 12, 2006 and 6.25% per quarter thereafter.

(4)	Potential realizable value is based on an assumption that the market price of our common shares will appreciate at the stated rates (5% and 10%), compounded annually, from the date of grant until the end of the 10-year term, net of the exercise price for such options. These values are calculated based on rules promulgated by the SEC and do not reflect our estimate or projection of future share prices. Actual gains, if any, on share option exercises will depend on the future performance of the price of our common shares and the timing of option exercises.

Aggregated Option/SAR Exercises During Fiscal 2006 and Fiscal Year-End Option Values

The following table contains information concerning the exercise of share options during the fiscal year ended June 30, 2006 by each of our executive officers named in the Summary Compensation Table and the number and value of unexercised options held by each of them on June 30, 2006:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Robert S. Keane	210,000	$2,261,700	296,875/593,125	$5,392,281/$9,114,419
Anne S. Drapeau	—	—	0/200,000	0/2,948,000
Paul C. Flanagan(3)	237,500	5,855,020	18,750/393,750	424,313/6,752,813
Janet Holian	106,900	2,674,390	261,537/296,563	5,594,882/4,557,221
Alexander Schowtka	351,901	9,431,335	415,910/297,189	9,620,012/4,573,265

(1)	Value realized represents the difference between the closing price per share of our common shares on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.

(2)	Value of unexercised in-the-money options represents the difference between the closing price of our common shares on June 30, 2006, the last trading day of fiscal year 2006 ($26.74), and the exercise price per share of the share option, multiplied by the number of shares subject to the share option.

(3)	Mr. Flanagan resigned his employment on July 3, 2006. In accordance with a transition agreement between Mr. Flanagan and VistaPrint, share options granted to Mr. Flanagan in February 2004 will continue to vest until January 1, 2007 and shall accelerate in full on such date and the share option granted to Mr. Flanagan in May 2006 ceased vesting on July 3, 2006, the date of his resignation.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2006 about the securities issued, or authorized for future issuance, under our equity compensation plans.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	5,796,120	$10.25	1,612,751	(2)
Equity compensation plans not approved by shareholders	—	—	—

Total	5,796,120	$10.25	1,612,751	(2)

(1)	Consists of our Amended and Restated 2000-2002 Share Incentive Plan, 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Share Option Plan.

(2)	Includes 1,362,751 shares available for future awards under our 2005 Equity Incentive Plan and 250,000 shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan. No shares are available for future award under our Amended and Restated 2000-2002 Share Incentive Plan. Shares available for future awards under our 2005 Equity Incentive Plan may be increased annually during the life of this plan on April 1 of each plan year beginning April 1, 2006 and ending April 1, 2015 by the lesser of 500,000 shares or an amount determined by our Board of Directors, subject to a 2,000,000 aggregate share increase pursuant to the foregoing provision. On April 1, 2006, the number of shares available for future awards under the 2005 Equity Incentive Plan was increased by 500,000 shares. In addition, the number of shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan may be increased annually during the life of the plan on July 1 of each plan year beginning on July 1, 2006 and ending July 1, 2015 by the lesser of the number of shares subject to options granted under this plan during the prior year or an amount determined by the Board of Directors.

Employment Arrangements and Change of Control Provisions

Executive Retention and Other Agreements

We have entered into executive retention agreements with each of:

•	Robert S. Keane, President and Chief Executive Officer;

•	Anne S. Drapeau, Executive Vice President and Chief People Officer;

•	Harpreet Grewal, Executive Vice President and Chief Financial Officer;

•	Janet Holian, Executive Vice President and Chief Marketing Officer; and

•	Alexander Schowtka, Executive Vice President and Chief Operating Officer.

Mr. Keane’s executive retention agreement provides that, in the event his employment is terminated by us without cause, as defined in his executive retention agreement, or he terminates his employment for good reason, as defined in his executive retention agreement, he will receive severance payments equal to one year’s salary and bonus, based upon the highest annual salary and bonus paid or payable to Mr. Keane during the five-year period prior to his termination, and all other employment related benefits for one year following such termination. Mr. Keane’s executive retention agreement also provides that, upon a change of control, as defined in the executive retention agreement, all share awards granted to Mr. Keane will accelerate and become fully vested and, if Mr. Keane’s employment is subsequently terminated following the change of control by the successor company without cause or Mr. Keane terminates his employment for good reason, he will have one year from the date of termination in which to exercise certain of the unexercised options he holds.

The executive retention agreements with Messrs. Grewal and Schowtka, Ms. Holian and Ms. Drapeau provide that, in the event the executive’s employment is terminated by us without cause, as defined in the executive retention agreements, or by the executive for good reason, as defined in the executive retention agreements, prior to a change of control, as defined in the executive retention agreements, the executive will receive severance payments equal to six months’ salary and bonus, based upon the highest annual salary and bonus paid or payable to the executive during the five-year period prior to termination, and all other employment related benefits for six months following such termination. These executive retention agreements also provide that, upon a change of control of the company, all share awards granted to the executive will accelerate and become fully vested. In addition, if the executive’s employment is terminated by the successor company following the change of control without cause or by the executive for good reason, the severance payment to the executive is increased to one year’s salary and bonus and benefit continuation, and the executive will have one year from the date of termination to exercise certain of the unexercised options he or she holds.

Each executive officer has signed nondisclosure, invention assignment and non-competition and non-solicitation agreements providing for the protection of our confidential information and ownership of intellectual property developed by such executive officer and post-employment non-compete and non-solicitation provisions.

We have also entered into indemnification agreements with Messrs. Grewal and Schowtka, Ms. Holian and Ms. Drapeau that provide such executive with indemnification comparable to that provided under our Amended and Restated Bye-Laws.

Transition Agreement

In January 2006, we entered into a transition agreement with Paul Flanagan, who was at that time serving as our Chief Financial Officer. Under the terms of the transition agreement, Mr. Flanagan agreed to remain employed by us until at least June 30, 2006. Thereafter, either Mr. Flanagan or VistaPrint could terminate Mr. Flanagan’s employment and, upon such termination, Mr. Flanagan would be entitled to receive severance benefits equal to six months’ base salary, at the greater of his then current base salary or his base salary for any prior year during which he was employed, 50% of the greater of the bonus payable to him for the year of his termination or that had been paid to him during any prior fiscal during which he was employed, and six months of benefit continuation. In addition, in the event of termination, the share options granted to Mr. Flanagan for an aggregate of 300,000 common shares in February 2004 would continue to vest until January 1, 2007, at which time such options would become exercisable in full. In addition, upon termination, the share option granted to Mr. Flanagan in May 2005 for 350,000 shares would cease vesting. On July 3, 2006, Mr. Flanagan resigned his employment and has been paid $225,000, the cash component of the severance benefits.

Report of the Compensation Committee

The Compensation Committee administers our executive compensation program. Our executive compensation program is designed to attract, retain and reward the executives responsible for leading us toward the achievement of our business objectives and align the interests of shareholders and executives. All compensation for executive officers is reviewed and, with the exception of equity grants, approved by the full Board of Directors. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal 2006 as they affected each of our executive officers.

Compensation Philosophy

Our executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to our current plans and objectives. Share options are included to promote longer-term focus and to more closely align their interests with those of our shareholders.

Our compensation policy seeks to relate compensation with our financial performance and business objectives. We reward individual performance and also tie a significant portion of total executive compensation to the long-term performance of VistaPrint. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. To that extent, the Compensation Committee applies its judgment in reconciling the program’s objectives with the realities of retaining valued employees. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executive officers and employees.

The Compensation Committee has retained compensation consultants to, among other things, assist in establishing annual compensation levels for executive officers.

Executive Compensation Program

Annual compensation for our executives consists of three principal elements: base salary, bonus, and equity based awards.

Cash Compensation

Annual cash compensation consists of two elements: base salary and bonus. In setting the annual cash compensation for our executives for fiscal 2006, the Board of Directors reviewed compensation for comparable positions at comparable companies. Since our initial public offering in September 2005, we also regularly compare our pay practices with other comparable companies through reviews of survey data and information gleaned from the public disclosure filings of publicly-traded companies.

Increases in annual base salary are based on an evaluation of the performance of the operation or activity for which an executive has responsibility, the impact of that operation or activity on our overall performance, the skills and experience required for the job, and a comparison of these elements with similar elements for other executives both within and outside VistaPrint.

During fiscal 2006, our executive officers participated in our executive officer bonus plan. Under that plan, which was approved by our Board of Directors, the two financial performance metrics were revenue and net profit after taxes, excluding share based compensation expense. Target bonuses for executive officers were allocated 50% to achievement of revenue targets and 50% to achievement of net profit targets, which were based upon budget targets established by the Board of Directors. Under this bonus plan, no quarterly executive officer bonuses were payable for either revenue or profit target achievements if, for that quarter, revenue was less than 80% of budget targets or net profit was less than 50% of budget targets. We paid an aggregate of $1,398,480 under the executive officer bonus plan in fiscal 2006.

Equity Ownership

Total executive compensation also includes long-term incentives afforded by share based awards. The purpose of our share award program is to reinforce the mutuality of long-term interests between our employees and shareholders, and to assist in the attraction and retention of important key executives, managers and individual contributors who are essential to our success.

The design of our share award program includes time-based vesting periods to optimize the retention value of these awards and to orient our managers to longer-term success. Generally, if employees leave VistaPrint before completion of these vesting periods, they forfeit the unvested portions of these share awards. Our awards typically do not fully vest until four years from the date of grant.

The number of common shares underlying awards is generally intended to reflect the significance of the executive’s current and anticipated contributions to our overall performance. The exercise price per share of the share options we grant is equal to the fair market value of our common shares on the date of grant. We granted options to purchase an aggregate of 200,000 common shares to our executive officers during fiscal 2006. Before awarding any share awards to our executives, the Compensation Committee reviews survey information of the share award programs of peer companies and other companies with comparable capitalization. The value realizable from vested share awards depends on the price of our common shares at the time the underlying shares are sold.

Chief Executive Officer Fiscal 2006 Compensation

Mr. Keane, in his capacity as our President and Chief Executive Officer, is eligible to participate in the same executive compensation program available to our other executive officers. Prior to establishing Mr. Keane’s compensation level for fiscal 2006, the Board of Directors reviewed all forms of Mr. Keane’s compensation. The Board of Directors determined to maintain Mr. Keane’s base salary at the same level as fiscal 2005.

During fiscal 2006, Mr. Keane participated in the executive office bonus plan. For fiscal 2006, Mr. Keane’s target bonus was $230,000, with a maximum bonus of $460,000. Based upon VistaPrint’s achievement against its financial goals, Mr. Keane received an aggregate bonus of $460,000.

For fiscal 2007, the Committee has increased Mr. Keane’s base salary to $337,050 and granted him an option to purchase 130,050 common shares. Mr. Keane, along with all other executive officers, is eligible to participate in the Company’s executive bonus plan for fiscal 2007, which has been approved by our Board of Directors. The bonus payable under the executive bonus plan is based on the achievement of revenue and earnings per share targets established by the Board of Directors. Mr. Keane’s target bonus for 2007 was set at $252,788, with a maximum bonus of $631,964.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limit of $1 million on the amount of compensation that may be deducted by the Company with respect to the Chief Executive Officer and any of the other four most highly compensated officers if they are U.S. “covered employees”; however, this limitation does not apply to compensation that qualifies as “performance-based” under federal tax law. It is the Compensation Committee’s policy to have compensation payable to our executive officers qualify as performance-based and deductible for U.S. federal income tax purposes unless there are valid compensatory reasons for paying non-deductible amounts, such as the recruitment and retention of key employees. We have endeavored to structure our compensation arrangements so that annual bonuses, share options and performance share awards should be fully deductible.

Compensation Committee of the Board of Directors

Fergal Mullen

George Overholser

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, Messrs. Overholser and Mullen served as members of our Compensation Committee. No member of our Compensation Committee was at any time during fiscal 2006, or formerly, an officer or employee of VistaPrint or any subsidiary of VistaPrint. No member of our Compensation Committee had any relationship with us during fiscal 2006 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1933.

During fiscal 2006, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Comparative Share Performance Graph

The following graph compares cumulative total shareholder return on our common shares for the period from September 30, 2005, the date our common shares began trading in connection with our initial public offering, to June 30, 2006, to the cumulative total return for the Nasdaq Stock Market (U.S.) Index and the RDG Internet Composite Index for the same period. This graph assumes the investment of $100 on September 30, 2005 in our common shares, the Nasdaq Stock Market (U.S.) Index and the RDG Internet Composite Index and assumes any dividends are reinvested. Measurement points are September 30, 2005, our first trading day after our initial public offering, and June 30, 2006, the date of our last fiscal year end.

	September 30, 2005	June 30, 2006
VistaPrint Limited	100.00	175.34
Nasdaq Stock Market (U.S.) Index	100.00	101.52
RDG Internet Composite Index	100.00	96.22

PROPOSAL 2—RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP, independent registered public accounting firm, as our auditors for the fiscal year ending June 30, 2007. If this proposal is not approved by our shareholders at the annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting at the Boston location. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Our Board of Directors recommends that you vote FOR the ratification and approval of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended June 30, 2006 and June 30, 2005. As indicated in footnote (1) below, a large percentage of the audit fees and expenses billed to us in fiscal year 2005 related to services provided in connection with our initial public offering.

	Fiscal 2006	Fiscal 2005
Audit Fees and Expenses(1)(2)	$332,700	$726,600
Audit-Related Fees and Expenses(2)(3)	14,500	13,500
Tax Fees and Expenses(2)(4)	274,300	109,500
All Other Fees and Expenses	—	—

Total Fees and Expenses	$621,500	$849,600

(1)	Audit fees and expenses consisted of fees and expenses billed for the audit of our financial statements for the years ended June 30, 2005 and 2006, statutory audits of certain of our subsidiaries, and quarterly reviews of our financial statements, and included fees and expenses of approximately $600,000 during fiscal year 2005, for services related to our initial public offering our Registration Statement on Form S-1.

(2)	Includes fees and expenses for services rendered during the fiscal year, notwithstanding when the fees and expenses were billed.

(3)	Audit-related fees and expenses consisted of fees and expenses for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate to the audit of our 401(k) plan and fees for access to certain online applications.

(4)	Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation) tax advice, tax planning and consultation services, and tax return preparation for expatriate employees. Tax compliance services accounted for $84,600 of the total tax fees billed in fiscal 2006.

Audit Committee’s Pre-approval Policy and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee may pre-approve services that are expected to be provided to VistaPrint by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to VistaPrint.

During fiscal year 2006, no services were provided to VistaPrint by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

OTHER MATTERS

Our Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.

ELECTRONIC SUBMISSION OF PROXIES FOR VOTING

If you own your common shares of record, you may submit your proxy to vote your shares over the Internet at www.proxyvote.com or telephonically by calling 1-800-690-6903 and by following the instructions on the enclosed proxy card. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Boston time on November 13, 2006.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of submitting your proxy to vote over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Management hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope (or submit your proxy to vote your shares over the Internet or by telephone). A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

APPENDIX A

VISTAPRINT LIMITED

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee of the Board of Directors (the “Board”) of VistaPrint Limited (the “Company”) is to assist the Board’s oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by such rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” as defined by applicable SEC rules.

4.	Chair. Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by, or on behalf of, the Company’s management, including the Company’s CEO, principal financial officer, principal accounting officer and other senior executives (collectively, the “Company’s Management”) and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audits, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1.	Selection. Except to the extent provided under applicable law, the Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee shall seek shareholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

—	critical accounting policies and practices;

—	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company Management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

—	other material written communications between the independent auditor and Company Management.

Audited Financial Statements

6.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s Management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the principal financial officer of the Company any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Principal Financial and Accounting Officer Evaluation

10.	Evaluation. The Audit Committee shall, in conjunction with the CEO, evaluate the performance of the Company’s principal financial and accounting officers.

Controls and Procedures

11.	Oversight. The Audit Committee shall coordinate the Board’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the principal executive officer and principal financial officer of the Company required by Rule 13a-14 of the Exchange Act.

12.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

13.	Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions shall be approved by the Audit Committee.

14.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company Management and (iii) the Company’s internal auditors, if applicable. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

VISTAPRINT LIMITED C/O COMPUTERSHARE P.O. BOX 1596 DENVER, CO 80201

Your vote is important. Please submit your proxy immediately. You may also submit your proxy to vote your shares over the Internet or by telephone.

SUBMIT YOUR PROXY TO VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by VistaPrint Limited in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

SUBMIT YOUR PROXY TO VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

Your Internet or telephone proxy submission authorizes the named proxies to vote your shares in the same manner as if you marked,

signed, dated and returned your proxy card.

If you submit your proxy over the Internet or by telephone,

please do not mail your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to VistaPrint Limited, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VISLT1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISTAPRINT LIMITED

Your Board of Directors recommends that you vote FOR proposals 1 and 2.

		For	Against	Abstain
Vote on Proposals

1A.	To elect George Overholser as Class I director of the Company for a term of three years.	0	0	0

1B.	To elect John J. Gavin, Jr. as Class I director of the Company for a term of three years.	0	0	0

2.	To ratify and approve the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007.	0	0	0

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The shareholders will also act on any other business that may properly come before the meeting.

For address changes, please check this box and write them on the back where indicated. 0
		Yes	No
Please sign exactly as your name appears hereon. If the common shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.	Please indicate if you plan to attend the meeting in Hamilton, Bermuda.	0	0
	Please indicate if you plan to attend the meeting in Boston, Massachusetts.	0	0

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

UNLESS SUBMITTING YOUR PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR

BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

--------------------------------------------------------------------------------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

VISTAPRINT LIMITED

2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS—NOVEMBER 14, 2006

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Michael Giannetto and Alison Dyer-Fagundo, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all common shares of VistaPrint Limited (the "Company") which the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on Tuesday, November 14, 2006, at the offices of Appleby Hunter Bailhache, Canon's Court, 22 Victoria Street, Hamilton, Bermuda, or at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, USA, commencing at 12:00 p.m. (Bermuda local time)/11:00 a.m. (Boston local time) and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE OR VOTES IN PERSON AT THE MEETING.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	(Continued and to be signed on reverse side)	SEE REVERSE SIDE